THIRD AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT (“Third Amendment”) made this 29th day of March, 2010 by and among SUNTRUST BANK, with its principle banking office located at 200 S. Orange Avenue, Orlando, Florida 32801 (“Bank”), and CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (“Borrower”).

RECITALS

1. Borrower and Bank entered into a Master Loan and Security Agreement, dated May 31, 2002 (“Original Loan Agreement”) which was subsequently amended by that Amendment to Master Loan and Security Agreement, dated August 15, 2003, (“First Amendment to Loan Agreement”), and was further amended by that certain Second Amendment to Master Loan and Security Agreement dated March 29, 2007 (“Second Amendment to Loan Agreement”), (the Original Loan Agreement, First Amendment to Loan Agreement and Second Amendment to Loan Agreement collectively referred to as “Loan Agreement”).

2. The Original Loan Agreement was executed as part of the loan documents evidencing the Bank’s Seven Million ($7,000,000.00) Dollar loan to Borrower, and as further evidenced by the SunTrust Promissory Note, dated May 31, 2002 in the original principal amount of Seven Million ($7,000,000.00) Dollars, (“Original Note”) executed by Borrower, and subsequently amended by that certain Allonge to Promissory Note Dated May 31, 2002, (“Allonge”) executed by Borrower on August 15, 2003, increasing the outstanding principal balance due under the Original Note from Seven Million ($7,000,000.00) Dollars to Ten Million ($10,000,000.00) Dollars, and further amended by that certain Modified and Additional Advance Promissory Note dated March 29, 2007 (“Modified Note”) modifying the Ten Million ($10,000,000.00) Dollar Promissory Note by increasing the outstanding principal balance to Twenty Million ($20,000,000.00) Dollars (the Original Note, Allonge and Modified Note collectively referred to as “Twenty Million Dollar Promissory Note”).

3. Contemporaneously with the execution of this Third Amendment, Borrower has executed and delivered a Modified and Renewal Promissory Note (“Renewal Note”) modifying the Twenty Million Dollar Promissory Note by decreasing the outstanding principal balance to Fifteen Million ($15,000,000.00) Dollars, along with other modifications more particularly set forth therein.

4. The parties desire to amend certain terms and provisions of the Loan Agreement as more particularly set forth below.

5. Unless and except as expressly modified herein, the capitalized terms and defined terms utilized and set forth herein shall have the means and definitions ascribed to them in the Loan Agreement.

NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto agree as follows:

1. Recitals.  The above recitals are true and correct and are expressly incorporated herein.

2. Promissory Note.  Section 1.1 Sub-Paragraph L, of the Loan Agreement is hereby deleted and restated to provide as follows:

“Note” shall mean the Renewal Note, executed simultaneously with this Third Amendment to Loan Agreement, dated March 29, 2010, in the original principal amount of Fifteen Million ($15,000,000.00) Dollars.

3. The Facilities.  Subparagraphs (2), (4), and (5), of Section 2.1 and the first unnumbered paragraph of Section 2.1 all of the Loan Agreement are hereby deleted and restated in their entirety as follows:

2.1  Loan/Notes.  Subject to the terms and conditions of this Agreement, as subsequently modified, the Bank agrees to loan to Borrower the maximum sum of Fifteen Million ($15,000,000.00) Dollars, as an unsecured, revolving credit line under the following terms:

2)  Amount of Line.  The original, maximum loan amount shall mean Fifteen Million ($15,000,000.00) Dollars (“Revolving Loan Amount”).

Advances under the Note shall be subject to the following additional requirements:  a) Borrower shall not be in default with any obligations due to the Bank; and b) the Operating Account must be maintained by Borrower with Bank.

4)  Term of Line.  The line shall be represented by a promissory note or notes, payable in accordance with the Note.  The Bank’s obligation to advance under this Line of Credit may be terminated at any time if: (i) in the sole opinion of the Bank, the Borrower is no longer creditworthy, (ii) it is learned that the Borrower made material misrepresentation to obtain the credit, (iii) the Borrower refuses to cooperate with Bank by the submission of requested information in order to evaluate or update the Borrower’s overall financial condition, or (iv) the Borrower no longer maintains its primary deposit relationship with the Bank.  After the expiration of the initial two (2) year term of the Note, the Note and Agreement may be reviewed annually by the Bank for extension for additional one (1) year terms.  The Bank shall determine whether or not to extend the Maturity Date of the Note in its sole and absolute discretion.  Among other factors the Bank may consider for each one (1) year extension of the Note and Agreement the Bank may consider the Borrower’s overall banking relationship with the Bank, the financial condition of the Borrower, and the Borrower’s willingness to cooperate in submitting requested reports, information and data with which the Bank may evaluate the Borrower’s overall creditworthiness.

5)  Interest Rate.  Interest shall be charged on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed and shall accrue on the principal amount of the Loan outstanding from time to time at a floating rate per annum equal to three hundred ten (310) basis points in excess of the LIBOR Rate in effect from time to time (the “Applicable Interest Rate”).  The Applicable Interest Rate shall be computed monthly on the first (1st) day of each month.  “LIBOR Rate” shall mean an interest rate per annum equal to the 1-month London Interbank Offered Rate that appears on the display designated as page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service) as of 11:00 a.m., Orlando time, .on the second (2nd) Banking Day immediately preceding the beginning of each applicable interest period, or, if not so reported on such service, as otherwise quoted by SunTrust from time to time, as the 1-month LIBOR Rate.

    4.           Annual Reports.  Section 2.1, Sub-Paragraph (13) is hereby restated as follows:

Within 120 days of fiscal year end, commencing in December 31, 2009, Borrower shall provide audited financial statements at each fiscal year end including balance sheets, income statements, statements of stockholders’ equity, and statements of cash flows.  Such statements shall be prepared in accordance with generally accepted accounting principles and shall present fairly in all material aspects the financial position and results of operations.  On a quarterly basis, Borrower shall submit to Lender internally prepared balance sheets and income statements certified to be correct by an authorized officer of the Borrower not later than 45 days after each quarter end.  Tax returns shall be furnished within thirty (30) days within the date of filing with United States Treasury Department.  Borrower shall provide annual reports as required herein beginning with the calendar year 2010.  All reports shall be prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer or Controller of the Borrower as being true and accurate.

5.           Annual Recurring Fees.  Borrower agrees to pay in arrears to the Bank, a recurring annual fee equal to one half (.5%) percent of the average unused portion of the loan facility calculated and charged on a quarterly basis.  (As an example, if the average outstanding principal balance on the loan facility during a quarter is $10,000,000.00, then the average unused portion of the loan facility would be $5,000,000.00, and the recurring fee would be calculated as .125% (.00125) x $5,000,000.00 equaling a quarterly charge of $6,250.00).

In addition, Borrower shall pay to Bank an annual recurring commitment fee equal to .25% (.0025) of the Revolving Loan Amount.  The annual commitment fee for the first one year term of this loan facility in the amount of $37,500.00 is reflected on the Closing Statement executed contemporaneously herewith.

6.           Negative Covenants.  Section 8.1 is deleted and restated as follows:

8.1 Indebtedness.  Without the prior written consent of the Bank, granted or withheld in its sole discretion, Borrower shall not, in any single fiscal year, incur, create, assume, or add any additional indebtedness or liability in an amount which exceeds One Million ($1,000,000.00) Dollars in the aggregate (“Annual New Indebtedness Limitation”).

7.           Reaffirmation.  Borrower agrees, stipulates and confirms that the loan documents, including this Third Amendment and the Renewal Note are valid, binding and enforceful in accordance with their respective terms, and nothing herein contained shall invalidate, mitigate or offset the Borrower’s obligation to pay the indebtedness evidenced by the Renewal Note or to perform the obligations set forth in the Loan Agreement, as herein modified.

8.           Miscellaneous.  Except as expressly provided for herein, all other terms and provisions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on the date shown below the signature of each.

WITNESSES: /s/ Gary Moothart Witness Signature Printed Name: Gary Moothart /s/ Christine Washburn Witness Signature Printed Name: Christine Washburn	BANK: SUNTRUST BANK By: /s/ Tony Ferry Name: Tony Ferry Title: Vice President Signature Date: March 29, 2010
WITNESSES: /s/ Gary Moothart Witness Signature Printed Name: Gary Moothart /s/ Christine Washburn Witness Signature Printed Name: Christine Washburn	BORROWER: CONSOLIDATED-TOMOKA LAND CO., a Florida corporation By: /s/ Bruce W. Teeters Bruce W. Teeters Senior Vice President Signature Date: March 29, 2010